Western New England Bancorp, Inc. 11-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-73132) on Form S-8 of Western New England Bancorp, Inc. of our report dated June 25, 2021, relating to our audit of the financial statements and supplemental schedule of the 401(k) Plan as Adopted by Westfield Bank, which appears in this Annual Report on Form 11-K of the 401(k) Plan as Adopted by Westfield Bank for the year ended December 31, 2020.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 25, 2021